Exhibit 3.27

CERTIFICATE OF INCORPORATION

OF

TI PNEUMOTIVE, INC.

FIRST:	The name of the Corporation is TI PNEUMOTIVE, INC.

SECOND:         The registered office of the Corporation in the State of Delaware shall be located at 229 South State Street, City of Dover, County of Kent. The name and address of its registered agent shall be The Prentice-Hall Corporation System, Inc., 229 South State Street, Dover, Delaware.

THIRD:              The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH:         The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,500 shares of Common Stock, $1.00 par value per share.

FIFTH:	The name and mailing address of the sole incorporator is as follows:
Name	Address
Javier Gonzalez	111 West Monroe Street Chicago, Illinois 60603

SIXTH:               In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized and empowered, in the manner provided in the by-laws of the Corporation, to make, alter, amend and repeal the by-laws of the Corporation in any respect not inconsistent with the laws of the State of Delaware or with this Certificate of Incorporation.

SEVENTH:       In addition to the powers and authorities hereinbefore or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, this Certificate of Incorporation and the by-laws of the Corporation.

EIGHTH:          Any contract, transaction or act of the Corporation or of the directors or of any committee which shall be ratified by the holders of a majority of the shares of stock of the Corporation present in person or by proxy and voting at any annual meeting, or at any special meeting called for such purpose, shall, insofar as permitted by law or by this Certificate of Incorporation, be as valid and as binding as though ratified by every stockholder of the Corporation.

NINTH:             The officers, directors, employees and agents of this Corporation shall be entitled to indemnification and reimbursement of expenses from this Corporation and shall be held harmless by this Corporation to the fullest extent permitted under the General Corporation Law of Delaware, and accordingly, Section 145 of the General Corporation Law of Delaware is hereby incorporated by reference into this Certificate of Incorporation.

TENTH:            The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by ballot unless the by-laws of the Corporation shall so provide.

ELEVENTH:   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that the facts stated are true, and accordingly have hereunto set my hand and seal this 6th day of May, 1988.

    /s/ Javier Gonzalez

Javier Gonzalez

CERTIFICATE OF AMENDMENT

OF THE

CERTIFICATE OF INCORPORATION

OF

TI PNEUMOTIVE, INC.

________________________

TI Pneumotive, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST:               That the Board of Directors of the Corporation (the “Board of Directors”) duly adopted, by unanimous written consent in lieu of a meeting in accordance with Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL” ), resolutions setting forth a proposed amendment to the Certificate of Incorporation of the Corporation, declaring said amendment to be advisable and submitting it to the stockholders of the Corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that it is advisable to amend the Company’s Certificate of Incorporation in order to change the Company’s name by amending and restating Article First in its entirety to read as follows:

FIRST. The name of the Company is RIETSCHLE THOMAS MONROE, INC.

SECOND:        That the amendment described above has been approved by written consent in accordance with Section 228 of the GCL by the sole stockholder of the Company.

THIRD:             That said amendment was duly adopted in accordance with Section 242 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to Certificate of Incorporation to be executed by a duly authorized officer this 15th day of January, 2003

TI PNEUMOTIVE, INC.

By:     /s/ Ronald D. Wiseman

Name: Ronald D. Wiseman

Title: Treasurer